UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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ASCENT SOLAR TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ASCENT SOLAR TECHNOLOGIES, INC.
12300 North Grant Street
Thornton, Colorado 80241
(720) 872-5000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 22, 2014

December 1, 2014

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Ascent Solar Technologies, Inc., a Delaware corporation, will be held on December 22, 2014, at 10:00 a.m. Mountain Time at the Company’s offices, 12300 North Grant Street, Thornton, Colorado 80241, for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

1.
To approve the issuance by the Company, in accordance with a securities purchase agreement between the Company and the purchaser party thereto, dated November 14, 2014, of more than 20% of the Company’s issued and outstanding common stock at a price that may be less than the greater of book or market value of the Company’s common stock;

2.
To approve a Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 150,000,000 to 450,000,000; and

3.	To transact such other business as may properly come before the special meeting or any adjournment thereof.

Stockholders who owned shares of our common stock at the close of business on November 17, 2014 are entitled to receive notice of, attend and vote at the Special Meeting and any adjournment or postponement thereof. A complete list of these stockholders will be available at our corporate offices listed above during regular business hours for the ten days prior to the Special Meeting.

Your vote is important. Whether or not you plan to attend the Special Meeting, please vote as soon as possible. You may vote by mailing a completed proxy card, by telephone or online. For specific voting instructions, please refer to the information provided in the following Proxy Statement, together with your proxy card or the voting instructions you receive by e-mail.

By Order of the Board of Directors

Victor Lee
President and Chief Executive Officer
Thornton, Colorado
December 1, 2014

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on December 22, 2014 — The Proxy Statement is available at www.ascentsolar.com.

ASCENT SOLAR TECHNOLOGIES, INC.
12300 North Grant Street
Thornton, Colorado 80241
(720) 872-5000
___________________

PROXY STATEMENT
___________________

For the Special Meeting of Stockholders to be held on December 22, 2014

Your proxy is being solicited on behalf of the Board of Directors (the “Board”) of Ascent Solar Technologies, Inc., a Delaware corporation, for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held at 10:00 a.m. Mountain Time on December 22, 2014, or at any adjournment or postponement thereof, for the purposes set forth in this Proxy Statement. The Special Meeting will be held at the Company’s offices, 12300 North Grant Street, Thornton, Colorado 80241.

These proxy materials are first being provided on or about December 1, 2014 to all stockholders as of the record date, November 17, 2014. Stockholders who owned our common stock at the close of business on November 17, 2014 are entitled to receive notice of, attend and vote at the Special Meeting. On the record date, there were 16,246,360 shares of our common stock outstanding.

All proxies will be voted in accordance with the instructions contained on those proxies, and if no choice is specified, the proxies will be voted in favor of each matter set forth in the accompanying Notice of Special Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to our corporate secretary.

References to the “Company,” “Ascent,” “Ascent Solar,” “our,” “us” or “we” mean Ascent Solar Technologies, Inc.

VOTING AND RELATED MATTERS	3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	6
PROPOSAL NO. 1: APPROVAL OF THE ISSUANCE BY THE COMPANY, IN ACCORDANCE WITH A SECURITIES PURCHASE AGREEMENT DATED NOVEMBER 14, 2014, OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK AT A PRICE THAT MAY BE LESS THAN THE GREATER OF BOOK OR MARKET VALUE OF THE COMPANY’S COMMON STOCK	7
PROPOSAL NO. 2: APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK	13
WHERE TO FIND MORE INFORMATION	14
STOCKHOLDER PROPOSALS	15
OTHER BUSINESS	16
APPENDIX A: CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	17

VOTING AND RELATED MATTERS

Voting Procedures

As a stockholder of Ascent Solar, you have a right to vote on certain business matters affecting us. The proposals that will be presented at the Special Meeting and upon which you are being asked to vote are discussed below. Each share of our common stock you owned as of the record date entitles you to one vote on each proposal presented at the Special Meeting.

Methods of Voting

You may vote over the Internet, by telephone, by mail or in person at the Special Meeting.

Voting over the Internet. You can vote via the Internet. The website address for Internet voting and the instructions for voting are provided on your proxy card. You will need to use the control number appearing on your proxy card to vote via the Internet. If you vote via the Internet, you do not need to vote by telephone or return a proxy card.

Voting by Telephone. You can vote by telephone by calling the toll-free telephone number provided on your proxy card. You will need to use the control number appearing on your proxy card to vote by telephone. If you vote by telephone, you do not need to vote over the Internet or return a proxy card.

Voting by Mail. You can vote by marking, dating and signing your proxy card, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Special Meeting.

Voting in Person at the Meeting. If you attend the Special Meeting and plan to vote in person, we will provide you with a ballot at the Special Meeting. If your shares are registered directly in your name, you are considered the stockholder of record, and you have the right to vote in person at the Special Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Special Meeting, you will need to bring to the Special Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the Special Meeting. To do this, you must:

•	enter a new vote over the Internet or by telephone, or by signing and returning a replacement proxy card;

•	provide written notice by December 21, 2014 of the revocation to our Corporate Secretary at our principal executive offices, which are located at 12300 North Grant Street, Thornton, Colorado 80241; or

•	attend the Special Meeting and vote in person.

Quorum and Voting Requirements

Stockholders of record at the close of business on November 17, 2014 are entitled to receive notice and vote at the meeting. On the record date, there were 16,246,360 issued and outstanding shares of our common stock. Each holder of our common stock voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present, the following table summarizes the voting requirements to approve each proposal:

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal No. 1 - To approve the issuance by the Company, in accordance with a securities purchase agreement, dated November 14, 2014 (the “Purchase Agreement”), between the Company and the purchasers that are parties thereto, of more than 20% of the Company’s issued and outstanding common stock at a price that may be less than the greater of book or market value of the Company’s common stock.
	The affirmative vote of a majority of the votes cast at the Special Meeting.	No
Proposal No. 2 - To approve a Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 150,000,000 to 450,000,000.

	The affirmative vote of a majority of the outstanding shares of common stock.	Yes

Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting. Such inspectors will also determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Accordingly, abstentions will have no effect on whether Proposal No. 1 is approved at the Special Meeting. Abstentions will have the same effect as a vote “AGAINST” Proposal No. 2.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm, in its discretion, is permitted to either leave your shares unvoted or vote your shares on matters that are considered routine. Proposal No. 2 is considered a routine matter while Proposal No. 1 is considered a non-routine matter. Consequently, without your voting instructions, your brokerage firm will not be able to vote your shares on Proposal No. 1. These unvoted shares, called “broker non-votes,” refer to shares held by brokers who have not received voting instructions from their clients and who do not have discretionary authority to vote on non-routine matters. Broker non-votes will not be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Assuming that a quorum is present, broker non-votes (i) will have no effect on whether Proposal No. 1 is approved at the Special Meeting and (ii) will have the same effect as a vote “AGAINST” Proposal No. 2.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the Special Meeting as directed. If no specification is indicated, the shares will be voted:

(1)
“FOR” Proposal No. 1 to approve the issuance by the Company, in accordance with the Purchase Agreement, of more than 20% of the Company’s issued and outstanding common stock at a price that may be less than the greater of book or market value of the Company’s common stock;

(2)
“FOR” Proposal No. 2 to approve a Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 150,000,000 to 450,000,000; and

(3)	at the discretion of your proxies on any other matter that may be properly brought before the Special Meeting.

Voting Confidentiality

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.

Voting Results

Voting results will be announced at the Special Meeting and published in a Form 8-K to be filed within four (4) business days after the Special Meeting.

Householding of Proxy Materials

In a further effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials, unless one or more of these stockholders notifies us that he or she wishes to continue receiving individual copies.

We will promptly deliver a separate copy of these proxy materials to any stockholder upon written or oral request to our Corporate Secretary by mail at 12300 North Grant Street, Thornton, Colorado 80241 or by phone at (720) 872-5000.

If: (1) you share an address with another stockholder and received only one set of proxy materials, and would like to request a separate paper copy of these materials; or (2) you share an address with another stockholder and in the future together you would like to receive only a single paper copy of these materials, please notify our Corporate Secretary by mail at 12300 North Grant Street, Thornton, Colorado 80241 or by phone at (720) 872-5000.

If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Proxy Solicitation

We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by our directors, officers or employees, personally, or by mail, facsimile, telephone, messenger or via the Internet, without additional compensation.

Driving Directions to the Special Meeting

Our main office is approximately 29 miles from Denver International Airport. From Denver International Airport, take Pena Boulevard to I-70 West to I-25 North. Exit at 120th Avenue. Turn right onto 120th Avenue, and then turn left onto Grant Street. Our office is on the right.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information regarding the beneficial ownership of our common stock by our directors, executive officers and greater than 5% beneficial owners as of November 17, 2014.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. For purposes of calculating the percentage of our common stock beneficially owned, the number of shares of our common stock includes 16,246,360 shares of our common stock outstanding as of November 17, 2014.

Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned. The address for each director or named executive officer is c/o Ascent Solar Technologies, Inc., 12300 North Grant Street, Thornton, Colorado 80241.

Name of Beneficial Owner	No. of Shares Beneficially Owned	Percentage
5% Stockholders:
TFG Radiant Investment Group Ltd. (1)	3,873,594	23.8%
SHTARD Enterprises LTD. (2)	1,200,000	7.4%
Seng Wei Seow (3)	1,664,831	9.9%
Officers and Directors:
Victor Lee (4)	10,000	*
William M. Gregorak (5)	1,250	*
Amit Kumar, Ph.D.	60,830	*
Kim J. Huntley	19,636	*
G. Thomas Marsh	41,558	*
Xu Biao (6)	0	0
Gary Gatchell (7)	0	0
All directors and executive officers as a group (6 persons)	133,274	* %

* Less than 1.0%.

(1)	The address of TFG Radiant Investment Group Ltd. (“TFG Radiant”) is Block B. 4th Floor, Jihong R&D Building, No.1 Binlang Road, Futian FTZ, Shenzhen, China 518038.

(2)	The address of SHTARD Enterprises LTD. is 25th Floor, Unit 1, Building 1, Compound 1, Wujiachang Road Haidian, Beijing, China 100036.

(3)
The address for Seng Wei Seow is 17 Jalan Haji Salam, Singapore 468784. Consists of shares of 1,170,309 common stock owned as of November 17, 2014. Also includes additional shares of common stock issuable upon conversion of the Series A preferred stock and upon exercise of the common stock warrants held by Seow as of such date. Such Series A preferred stock and common stock warrants contain conversion, exercise and issuance limitations providing that Seow may not be issued shares of common stock (whether by means of conversion of Series A preferred stock, exercise of warrants or otherwise) if after giving effect to such issuance Seow would beneficially own in excess of 9.9% of the Company's outstanding shares of common stock. Does not include any other shares of common stock that may be issued in the future in connection with the Series A preferred stock and common stock warrants that could be issued to Seow if such 9.9% limitation does not apply.

(4)
Does not include securities held by TFG Radiant, our largest stockholder. Mr. Lee is managing director of Tertius Financial Group Pte Ltd., a 50% owner of TFG Radiant, and disclaims beneficial ownership of our securities held by TFG Radiant. Does not include 30,000 options to purchase common stock issued but not vested as of or within 60 days of November 17, 2014.

(5)	Does not include 3,750 options to purchase common stock issued but not vested as of or within 60 days of November 17, 2014.

(6)	Does not include securities held by TFG Radiant, our largest stockholder. Mr. Xu is an investor in TFG Radiant, and disclaims beneficial ownership of our securities held by TFG Radiant.

(7)	Mr. Gatchell resigned as our Chief Financial Officer effective as of August 30, 2013.

PROPOSAL NO. 1:

APPROVAL OF THE ISSUANCE BY THE COMPANY, IN ACCORDANCE WITH A SECURITIES PURCHASE AGREEMENT DATED NOVEMBER 14, 2014, OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK AT A PRICE THAT MAY BE LESS THAN THE GREATER OF BOOK OR MARKET VALUE OF THE COMPANY’S COMMON STOCK

Terms of the Transaction

On November 14, 2014, we entered into the Purchase Agreement with Hudson Bay Master Fund Ltd (the “Purchaser”), pursuant to which the Purchaser agreed to purchase from us, and we agreed to sell to the Purchaser (subject to the terms and conditions set forth therein) (i) 3,000 shares of our Series D Preferred Stock (the “Series D Preferred Shares”) at a price of $1,000 per share of Series D Preferred Stock, (ii) an aggregate original principal amount of $32 million of Senior Secured Convertible Notes due 2018 (the “Notes”) and (ii) warrants (the “Warrants”) to purchase up to 7,777,778 shares of common stock of the Company at an exercise price of $2.25 per share of common stock.

The Company received gross proceeds of approximately $4.5 million at the closing. The remaining $30.5 million of gross proceeds from the financing were deposited by the Investor into restricted control accounts of the Company. $2.5 million of these restricted proceeds will be released to the Company after (i) certain shares of Common Stock related to the financing have been registered on an effective resale registration statement and (ii) the issuance of all shares of Common Stock related to the financing have been approved by the Company’s stockholders in accordance with applicable Nasdaq listing rules. The remaining $28 million of restricted proceeds will be released to the Company in increments during 2015 and 2016 in accordance with the terms of the Series D Preferred Stock and the Notes.

The economic terms of the Series D Preferred Stock and the Notes are substantially similar, except for the fact that the Series D Preferred Stock (i) is unsecured and (ii) ranks junior to the Notes and other existing and future indebtedness of the Company.

In connection with the Purchase Agreement, TFG Radiant (our largest stockholder) entered into a Voting Agreement. Pursuant to the Voting Agreement, TFG Radiant has agreed to vote all of the shares of common stock that it owns in favor of this Proposal No. 1 and Proposal No. 2.

Description of the Notes and the Series D Preferred Stock

The economic terms of the Series D Preferred Stock and the Notes are substantially similar, except for the fact that the Series D Preferred Stock (i) is unsecured and (ii) ranks junior to the Notes and other existing and future indebtedness of the Company.
Ranking
The Notes will rank senior to the Company’s outstanding and future indebtedness, except for certain existing permitted indebtedness of the Company. The Notes are secured by a first priority perfected security interest in all of the Company’s and its subsidiaries’ current and future assets (including a pledge of the stock of the Company’s subsidiaries), other than those assets which already secure the Company’s existing permitted indebtedness. So long as any Notes remain outstanding, the Company and its subsidiaries will not incur any new indebtedness, except for permitted indebtedness under the Notes, or create any new encumbrances on the Company’s or its subsidiaries’ assets, except for permitted liens under the Notes. Under certain circumstances, subsidiaries of the Company will be required to guarantee the Company’s obligations under the Notes.
The Series D Preferred Stock ranks pari passu with the Company’s existing Series A Preferred Stock with respect to dividends and rights upon liquidation. The Series D Preferred Stock ranks senior to the Company’s Common Stock with respect to dividends and rights upon liquidation. The Series D Preferred Stock ranks junior to all existing and future indebtedness. The Series D Preferred Stock is unsecured.
Maturity Date
Unless earlier converted or redeemed, the Notes will mature on 42 months after closing, subject to the right of the Purchaser to extend the date under certain circumstances.
The Series D Preferred Stock has no fixed maturity date or mandatory redemption date.
Interest; Dividends
The Notes bear interest at a rate of 7% per annum, subject to increase to 15% per annum upon the occurrence and continuance of an event of default. Interest on the Notes is payable monthly in shares of Common Stock or cash, at the Company’s option. Interest on the Notes is computed on the basis of a 360-day year and twelve 30-day months and is payable in arrears monthly and is compounded monthly.
Holders of the Series D Preferred Stock will be entitled to receive dividends in the amount of 7% per annum, subject to increase to 15% per annum upon the occurrence and continuance of certain events of default (as described below). Dividends on the Series D Preferred Stock are payable monthly in shares of Common Stock or cash, at the Company’s option. Dividends on the Series D Preferred Stock are computed on the basis of a 360-day year and twelve 30-day months, are payable in arrears monthly and are compounded monthly.
Conversion
All amounts due under the Notes and the Series D Preferred Stock are convertible at any time, in whole or in part, at the option of the holders into shares of Common Stock at a fixed conversion price, which is subject to adjustment for stock splits, stock dividends, combinations or similar events. The Notes and the Series D Preferred Stock are convertible into shares of Common Stock at the initial price of $2.25 per share (the “Conversion Price”). If and whenever on or after the Closing Date, the Company issues or sells any shares of Common Stock for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issuance or sale (a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price.
In addition, a holder of the Notes or the Series D Preferred Stock has the option to convert a portion of the Notes or the Series D Preferred Stock into shares of Common Stock at an “Alternate Conversion Price” equal to the lowest of (i) the Conversion Price then in effect and (ii) 85% of the quotient of (A) the sum of the volume-weighted average price of the Common Stock for each of the three lowest trading days during the ten consecutive trading day period ending and including the trading day immediately prior to the date of the applicable conversion date, divided by three. The amount of Notes and Series D Preferred Stock that can be converted using the Alternate Conversion Price is limited to $28 million.
Voting Rights
Except as otherwise required by law (or with respect to approval of certain actions), the Series D Preferred Stock will not have voting rights. The Notes do not have voting rights.
Payment of Principal and Interest; Payment of Liquidation Amounts and Dividends
The Company has agreed to make amortization payments with respect to the principal amount of the Notes and the liquidation value of the Series D Preferred Stock in shares of its Common Stock, subject to the satisfaction of certain equity conditions, or at the Company’s option, in cash or a combination of shares of Common Stock and cash, in equal installments payable once every month. The first installment will be due on January 2, 2015. On each of the installment dates, the Company’s scheduled amortization payment will be an amount equal to approximately $854,000. Amortization payments shall first be applied to the redemption of shares of Series D Preferred Stock until all shares of the Series D Preferred Stock have been redeemed. Thereafter, amortization payments shall be applied to pay principal and interest on the Notes.
For amortization payments paid in shares of Common Stock, the number of shares of Common Stock that shall be issued as an installment conversion amount shall be determined based on an installment conversion price (the “Installment Conversion Price”) of the lowest of (i) the Conversion Price then in effect and (ii) 85% of the quotient of (A) the sum of the volume-weighted average price of the Common Stock for each of the five lowest trading days during the 20 consecutive trading day period ending and including the trading day immediately prior to the applicable installment date, divided by five.
Any holder of Notes or Series D Preferred Stock may elect to defer the payment of the installment amount due on any installment dates, in whole or in part, to another installment date, in which case the amount deferred will become part of such subsequent installment date and will continue to accrue interest and dividends as applicable.
During an installment period, any holder of Notes or Series D Preferred Stock may elect to accelerate the amortization of the Notes or the Series D Preferred Stock at the Installment Conversion Price of the current installment date if, in the aggregate, all such accelerations in such period do not exceed five times the installment amount. Such accelerated amounts shall be payable in the Company’s common stock.
Optional Redemption by the Company
The Company may redeem all, but not less than all, of the Notes or the Series D Preferred Stock at any time after 30 calendar days after the earlier of (A) the date that a resale registration statement for the resale of a portion of the Common Stock underlying the Notes and Warrants becomes effective or (B) the date that the shares of Common Stock underlying the Notes and Warrants are eligible for resale under Rule 144, provided that the Company meets certain equity conditions. In the case of an optional redemption of Notes or Series D Preferred Stock by the Company, the Notes shall be redeemed in cash at a price with a redemption premium of 120% calculated by the formula specified in the Notes and the Series D Preferred Stock. The Company is required to provide holders of the Notes or Series D Preferred Stock with at least 90 trading days prior notice of its election to redeem the Notes or the Series D Preferred Stock.
Events of Default
The Notes and the Series D Preferred Stock contain standard and customary events of default including but not limited to: (i) failure to make payments when due under the Notes and the Series D Preferred Stock; (ii) bankruptcy or insolvency of the Company; and (iii) certain failures (in the case of the Notes) to comply with the requirements under the Registration Rights Agreement as described below.
If there is an event of default, a holder of the Notes or the Series D Preferred Stock may require the Company to redeem all or any portion of the Notes or the Series D Preferred Stock (including all accrued and unpaid interest and dividends and all interest and dividends that would have accrued through the Maturity Date), in cash, at a price equal to the greater of: (i) up to 125% of the amount being redeemed, depending on the nature of the default, and (ii) the product of (A) the conversion rate in effect at such time multiplied by (B) the product of (1) up to 125%, depending on the nature of the default, multiplied by (2) the highest closing sale price of the Common Stock on any trading day during the period beginning on the date immediately before the event of default and ending on the date of redemption.
If there is an event of default, a holder of the Notes or the Series D Preferred Stock may convert all or any portion of the Notes or the Series D Preferred Stock into shares of Common Stock. In such event, the conversion price would be the lowest of (i) the Conversion Price then in effect and (ii) 85% of the quotient of (A) the sum of the volume-weighted average price of the Common Stock for each of the three lowest trading days during the ten consecutive trading day period ending and including the trading day immediately prior to the date of the applicable conversion date, divided by three.
Change of Control
The Notes and the Series D Preferred Stock prohibit the Company from entering into transactions involving a change of control, unless the successor entity is a publicly traded corporation that assumes all of the Company’s obligations under the Notes and the Series D Preferred Stock in a written agreement approved by holders of the Notes and the Series D Preferred Stock, as applicable.
In the event of transactions involving a change of control, the holder of Notes or Series D Preferred Stock will have the right to require the Company to redeem all or any portion of the Note or Series D Preferred Stock it holds in cash, at a price with a redemption premium of 125% calculated by the formula specified in the Notes and the Series D Preferred Stock.
19.99% Cap
The Company is prohibited from issuing shares of Common Stock pursuant to the Notes, the Series D Preferred Stock and the Warrants in excess of 19.99% of the issued and outstanding shares of Common Stock immediately prior to the transaction unless stockholder approval of such issuance of securities is obtained as required by applicable Nasdaq rules.
Limitations on Conversion and Issuance
The Notes and the Series D Preferred Stock may not be converted and shares of Common Stock may not be issued under the Notes and the Series D Preferred Stock if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 4.99% of the outstanding shares of Common Stock. At each holder’s option, the cap may be raised or lowered to any other percentage not in excess of 9.99%, except that any increase will only be effective upon 61-days’ prior notice to the Company.
Dividend and Distribution Participation Rights
The holders of the Notes and the Series D Preferred Stock are entitled to receive any dividends paid or distributions made to the holders of Common Stock on an “as if converted to Common Stock” basis.
Control Accounts
At closing, the Company received cash proceeds of $4.5 million and a deposit of an additional $30.5 million into a restricted control account of the Company. $2.5 million shall be released to the Company after the issuance of certain shares of Common Stock related to the financing (i) have been registered on an effective resale registration statement and (ii) have been approved by the Company’s stockholders in accordance with applicable Nasdaq listing rules, and an additional $6 million from the control accounts shall be released to the Company 75 days thereafter. Thereafter, additional funds from the control accounts shall be released to the Company (i) in connection with certain conversions of the Notes and redemptions of the Series D Preferred Stock, and (ii) up to $6 million in any 90 day period, provided that the Company meets certain equity conditions.
Description of the Warrants
The Warrants entitle the holders of the Warrants to purchase, in the aggregate, up to 7,777,778 shares of Common Stock. The Warrants will expire 5.5 years after closing.
The Warrants will be exercisable at an initial exercise price equal to $2.25 per share. The exercise price of the Warrants is subject to adjustment for stock splits, stock dividends, combinations or similar events. In addition, the exercise price is also subject to a “full ratchet” anti-dilution adjustment, subject to customary exceptions, in the event that the Company issues securities at a price lower than the then applicable exercise price. The Warrants may be exercised for cash or (under certain circumstances) on a cashless basis.
19.99% Cap
The Company is prohibited from issuing shares of Common Stock pursuant to the Notes, the Series D Preferred Stock and the Warrants in excess of 19.99% of the issued and outstanding shares of Common Stock immediately prior to the transaction unless stockholder approval of such issuance of securities is obtained as required by applicable Nasdaq rules.
Limitations on Exercise
The Warrants may not be exercised if, after giving effect to the exercise, the holder of the Warrants together with its affiliates would beneficially own in excess of 4.99%, at the election of the holder as of the Closing Date, of the outstanding shares of Common Stock. At a holder’s option, the cap applicable to the exercise of the Warrants may be raised or lowered to any other percentage not in excess of 9.99%, except that any increase will only be effective upon 61-days’ prior notice to the Company.
Change of Control
The Warrants prohibit the Company from entering into transactions involving a change of control, unless the successor entity is a publicly traded corporation that assumes all of the Company’s obligations under the Warrants in a written agreement approved by holders of the Warrants.

Upon the occurrence of change of control, a holder of a Warrant will have the right to require the Company to repurchase the holder’s Warrant for a purchase price in cash equal to the Black Scholes value, as calculated under the Warrants, of the then unexercised portion of the Warrant.
Events of Default
Upon the occurrence of an event of default (as defined in the Notes), a holder of a Warrant will have the right to require the Company to repurchase the holder’s Warrant for a purchase price in cash equal to the Black Scholes value, as calculated under the Warrants, of the then unexercised portion of the Warrant.

Why the Company Needs Stockholder Approval

Our common stock is listed on the Nasdaq Capital Market and, as such, we are subject to the Nasdaq Marketplace Rules. Nasdaq Marketplace Rule 5635(d) is referred to as the “Nasdaq 20% Rule.” The Nasdaq 20% Rule requires that an issuer obtain stockholder approval prior to certain issuances of common stock or securities convertible into or exchangeable for common stock at a price less than the greater of market price or book value of such securities (on an as exercised basis) if such issuance equals 20% or more of the common stock or voting power of the issuer outstanding before the transaction. Shares of our common stock that might be issued upon the conversion of the Series D Preferred Stock, the Notes and the Warrants are considered common stock issued for the purposes of determining whether the 20% limit has been reached. Shares of our common stock that might be issued in payment of interest or dividends on the Series D Preferred Stock or the Notes are also considered common stock issued for the purposes of determining whether the 20% limit has been reached.

The aggregate number of shares of our common stock issuable in connection with the Purchase Agreement could result in the issuance of more than 20% of our outstanding common stock as of November 14, 2014 (the date of the Purchase Agreement) at a price less than the greater of the book value or market of the shares. Our common stock had a book value of $0.69 and market value of $1.75 on November 14, 2014. In particular, it is possible that the Company would elect to pay interest and dividends on the Series D Preferred Stock and the Notes in the form of common stock, rather than cash, so that such issuances would be subject to the Nasdaq 20% Rule. Accordingly, we need stockholder approval of the potential issuance of more than 20% of the Company’s issued and outstanding common stock at a price that may be less than the greater of book or market value of the Company’s common stock as of November 14, 2014.

Nasdaq Marketplace Rule 5635(b) requires us to obtain stockholder approval prior to certain issuances with respect to common stock or securities convertible into common stock which could result in a change of control of the issuer. This rule is referred to as the “Nasdaq Change of Control Rule.” Generally, Nasdaq interpretations provide that the acquisition of 20% of the shares of an issuer by one person or group of affiliated persons may be considered a change of control of such issuer. The issuance of common stock upon the conversion of the Series D Preferred Stock and the Notes, the exercise of the Warrants, and upon payment of interest or dividends on the Series D Preferred Stock or the Notes in the form of common stock, rather than cash, could result in the Purchaser acquiring more than 20% of our shares of common stock. Accordingly, we need stockholder approval of the issuance of shares of common stock in excess of 20% of the amount of common stock issued and outstanding as of November 14, 2014.

In order to comply with the Nasdaq 20% Rule and the Nasdaq Change of Control Rule, we are seeking stockholder approval for the potential issuance of securities in excess of the Nasdaq limitations.

We did not seek advance stockholder approval of the potential issuances of shares of common stock related to the Purchase Agreement because the Purchase Agreement restricts the number of shares that can be issued (whether upon conversion of Series D Preferred Stock or the Notes, payment of interest or dividends on the Series D Preferred Stock or the Notes in common stock, or exercise of the Warrants) to an amount that would not be in excess of the applicable Nasdaq limitations. Therefore, stockholder approval was not required by the Nasdaq Marketplace Rules. If stockholders do not approve Proposal No. 1 at the Special Meeting, this limit will remain in place.

No Dissenters’ Rights

Under applicable Delaware law, our stockholders are not entitled to dissenters’ or appraisal rights with respect to the approval of the issuance of the shares of common stock pursuant to the Purchase Agreement.

Effect of Proposal No. 1 on Current Stockholders

If Proposal No. 1 is adopted, we would be able to issue shares of common stock in excess of 19.99% of our outstanding shares of common stock in connection with the Series D Preferred Shares, the Notes and the Warrants. The issuance of such shares could result in significant dilution to our stockholders, and afford them a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company. Additionally, the sale or any resale into the public markets of the common stock issued in connection with the Series D Preferred Shares, the Notes and the Warrants could cause the market price of our common stock to decline.

Further Information

The terms of the Purchase Agreement are only briefly summarized above. For further information, please refer to the description contained in the Company’s Current Report on Form 8-K filed with the SEC on November 17, 2014, and the Purchase Agreement, which is filed as an exhibit to such report. The discussion herein is qualified in its entirety by reference to the filed Purchase Agreement.

Required Vote

Approval of the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to the Purchase Agreement at a price that may be less than the greater of book or market value requires the receipt of the affirmative vote of the majority of the votes cast at the Special Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS FOR PROPOSAL NO. 1:

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK TO THE PURCHASERS PURSUANT TO THE TERMS OF THE PURCHASE AGREEMENT.

PROPOSAL NO. 2:
APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED
AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER
OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK

Overview

Our Board of Directors has adopted, declared advisable and is submitting for stockholder approval an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 150,000,000 to 450,000,000. On November 17, 2014, there were 16,246,360 shares of our common stock outstanding. In addition, we have reserved:

•	5,300,000 shares of common stock for issuance in connection with our various employee benefit and compensation plans;

•	212,390 shares of common stock for issuance in connection with the conversion of the Company’s Series A preferred stock;

•	262,500 shares of common stock for issuance in connection with the exercise of the warrants issued to Mr. Seow in 2013;

•	3,646,668 shares of common stock for issuance in connection with the Series D Preferred Shares;

•	38,897,778 shares of common stock for issuance in connection with the Notes; and

•	15,555,556 shares of common stock for issuance in connection with the Warrants.

After taking into account the shares of our common stock reserved for future issuance, we have 69,878,748 shares of common stock available for future use.

In addition, we may also issue additional shares of common stock in the future if the Company elects to pay its obligations for make whole amounts upon conversion of the Series A preferred stock, dividends on the Series D Preferred Stock or interest payments on the Notes in the form of shares rather than cash. The Company currently intends to pay such obligations in shares rather than cash.

The Company’s Amended and Restated Certificate of Incorporation also authorizes the issuance of 25,000,000 shares of preferred stock. On November 17, 2014, 750,000 shares of preferred stock were designated as Series A preferred stock (of which 212,390 were outstanding), 2,000 shares of preferred stock were designated as Series B-1 preferred stock (of which none were outstanding), 1,000 shares of preferred stock were designated as Series B-2 preferred stock (of which none were outstanding), 1,000 shares of preferred stock were designated as Series C preferred stock (of which none were outstanding) and 3,000 shares of preferred stock were designated as Series D Preferred Stock (of which 3,000 were outstanding). The proposed amendment does not increase the number of shares of preferred stock that the Company is authorized to issue.

Form of the Amendment

If stockholders approve this Proposal No. 2, the Company’s Amended and Restated Certificate of Incorporation will be amended to increase the number of shares of common stock the Company is authorized to issue from 150,000,000 to 450,000,000. The par value of the common stock will remain at $0.0001 per share. The amendment would amend the first sentence of Article 4 of the Company’s Amended and Restated Certificate of Incorporation to read in its entirety as follows:

“The total number of shares of all classes of stock that the Corporation shall have authority to issue is four hundred fifty million (450,000,000) shares of common stock, having a par value of $0.0001 per share, and twenty-five million (25,000,000) shares of preferred stock, having a par value of $0.0001 per share.”

The remaining text of Article 4 of the Company’s Amended and Restated Certificate of Incorporation will remain unchanged. The form of the amendment is attached to this Proxy Statement as Appendix A.

Purpose of the Amendment

The Board is recommending this increase in authorized shares of common stock primarily to give the Company appropriate flexibility to issue shares for future corporate needs. The shares may be issued by the Board in its discretion, subject to any further stockholder action required in the case of any particular issuance by applicable law, regulatory agency, or under the rules of the Nasdaq Stock Market. The newly authorized shares of common stock would be issuable for any proper corporate purpose, including future acquisitions, investment opportunities, capital raising transactions of equity or convertible debt securities, stock splits, stock dividends, issuance under current or future equity compensation plans, employee stock plans and savings plans or for other corporate purposes. There are no immediate agreements, plans, arrangements, commitments or understandings with respect to issuance of any of the additional shares of common stock that would be authorized by the proposed amendment. However, the Board believes that these additional shares will provide the Company with needed ability to issue shares in the future to take advantage of market conditions or favorable opportunities without the potential expense or delay incident to obtaining stockholder approval for a particular issuance.

Rights of Additional Authorized Shares

The additional authorized shares of common stock, if and when issued, would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock currently outstanding. Generally, our stockholders do not have preemptive rights with respect to our common stock. Accordingly, should the Board elect to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase the shares. We, however, have entered into agreements with TFG Radiant and the Purchaser which grant them certain preemptive rights to purchase our securities.

Potential Adverse Effects of the Amendment

Future issuances of common stock or securities convertible into common stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders. In addition, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.

Effectiveness of the Amendment and Required Vote

If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The adoption of this amendment requires the approval of a majority of the outstanding shares of common stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS FOR PROPOSAL NO. 2:

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK.

WHERE TO FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. Information in this Proxy Statement updates and, in some cases, supersedes information incorporated by reference from documents that we have filed with the SEC prior to the date of this Proxy Statement, while information that we file later with the SEC will automatically update and, in some cases, supersede the information in this Proxy Statement.

The following documents and information previously filed with the SEC are incorporated by reference into this Proxy Statement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 28, 2014;

•	our definitive proxy statements on Schedule 14A filed on April 25, 2014 and September 26, 2014;

•	our Quarterly Reports on Form 10-Q filed with the SEC on May 7, 2014, August 13, 2014 and November 12, 2014; and

•
our Current Reports on Form 8-K filed with the SEC on January 2, 2014, January 24, 2014, February 11, 2014, March 21, 2014, March 27, 2014, April 2, 2014, April 9, 2014, April 22, 2014, May 29, 2014, July 21, 2014, July 30, 2014, July 31, 2014, September 2, 2014, September 4, 2014, September 16, 2014, October 28, 2014 and November 17, 2014.

In particular, our financial statements and management’s discussion and analysis of financial condition and results of operations are incorporated by reference to our Quarterly Reports, and our quantitative and qualitative disclosures about market risks are incorporated by reference to our Annual Report.

In addition, all documents we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the date of the Special Meeting are incorporated by reference into and deemed a part of this Proxy Statement from the date of filing of those documents.

As a stockholder, we may have sent you some of the documents incorporated by reference, but anyone can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this Proxy Statement. You may obtain documents that we have filed with the SEC and incorporated by reference in this document, without charge, by making a request to us as follows:

Corporate Secretary
Ascent Solar Technologies, Inc.
12300 North Grant Street
Thornton, Colorado 80241
Telephone: (720) 872-5000

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at a future meeting if they comply with SEC rules, state law and our Bylaws.

Stockholder Proposals to be Included in the Proxy Statement

To be considered for inclusion in our proxy materials for the 2015 Annual Meeting of Stockholders, a stockholder proposal must be received in writing at our offices, 12300 North Grant Street, Thornton, Colorado 80241, no later than December 26, 2014.

Stockholder Proposals Not to be Included in the Proxy Statement

If you wish to make a stockholder proposal at the 2015 Annual Meeting of Stockholders that is not intended to be included in our proxy materials for that meeting, you generally must provide appropriate notice to us in the manner specified in our Bylaws between January 21, 2015 and February 20, 2015. Furthermore, a proxy for our 2015 Annual Meeting of Stockholders may confer discretionary authority to vote on any matter not submitted to us by March 6, 2015.

OTHER BUSINESS

We know of no other matters to be submitted to the stockholders at the Special Meeting. If any other matters properly come before the stockholders at the Special Meeting, the persons named as proxies intend to vote the shares they represent as the Board may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

Victor Lee
President and Chief Executive Officer

December 1, 2014
Thornton, Colorado

APPENDIX A

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ASCENT SOLAR TECHNOLOGIES, INC.

Ascent Solar Technologies, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: That the Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware this Certificate of Amendment to the Amended and Restated Certificate of Incorporation (this “Amendment”) and (ii) declaring this Amendment to be advisable, submitted to and considered by the stockholders of the Corporation entitled to vote thereon for approval by the affirmative vote of such stockholders in accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”) and recommended for approval by the stockholders of the Corporation.

SECOND: That this Amendment was duly adopted in accordance with the terms of the Certificate of Incorporation and the provisions of Section 242 of the DGCL by the Board of Directors and stockholders of the Corporation.

THIRD: That the capital of the Corporation shall not be reduced under or by reason of this Amendment.

FOURTH: That upon the effectiveness of this Amendment, the Certificate of Incorporation is hereby amended such that the first sentence of Article 4 of the Company’s Amended and Restated Certificate of Incorporation to read in its entirety as follows:
“The total number of shares of all classes of stock that the Corporation shall have authority to issue is four hundred fifty million (450,000,000) shares of common stock, having a par value of $0.0001 per share, and twenty-five million (25,000,000) shares of preferred stock, having a par value of $0.0001 per share.”

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be executed by William M. Gregorak, its Secretary, this [-] day of December, 2014.

ASCENT SOLAR TECHNOLOGIES, INC.

By:     /s/ William M. Gregorak
Name:     William M. Gregorak
Title:     Secretary

Ascent Solar Technologies, Inc.
IMPORTANT SPECIAL MEETING INFORMATION
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on December 22, 2014.

Vote by Internet
	•	Log on to the Internet and go to www.investorvote.com/ASTI
	•	Follow the steps outlined on the secured website.

Vote by telephone
	•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒	•	Follow the instructions provided by the recorded message.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — Board of Directors recommends a vote FOR Proposal No. 1 and FOR Proposal No. 2.
		For	Against	Abstain
1	To approve the issuance of certain shares of common stock pursuant to the Securities Purchase Agreement dated November 14, 2014.	☐	☐	☐
		For	Against	Abstain
2
To approve an amendment to the Company's certificate of incorporation (the "Certificate of Incorporation") to approve an increase in the number of authorized shares of the Company's common stock from 150,000,000 to 450,000,000.
		☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box
/ /

01BVLB

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — ASCENT SOLAR TECHNOLOGIES, INC.
12300 North Grant Street
Thornton, CO 80241

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 22, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Victor Lee and William Gregorak, and each of them individually, the proxies of the undersigned, with power of substitution to each of them, to vote all shares of Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on Monday, December 22, 2014, at 10:00 a.m., Mountain time, at the Company’s offices, 12300 North Grant Street, Thornton, Colorado 80241, and at any adjournment thereof (the “Special Meeting”), upon matters properly coming before the meeting.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournments or postponements thereof.

UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2 AND AT THE DISCRETION OF YOUR PROXY ON ANY OTHER MATTER THAT MAY BE PROPERLY BROUGHT BEFORE THE SPECIAL MEETING.

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Continued and to be dated and signed on reverse side.